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                                                                   Exhibit 7.4



                             JOINT FILING AGREEMENT


This Joint Filing Agreement and Power of Attorney dated as of July 9, 1998 by and among CML Holdings, LLC, QUAESTUS Management Corporation and Richard W. Weening (collectively, the "Reporting Persons").

                               W I T N E S S E T H

WHEREAS, the Reporting Persons may be required to file a statement, and amendments thereto, pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder, containing the information required by Schedule 13D, in connection with their ownership of capital stock of Cumulus Media Inc.; and

WHEREAS, pursuant to paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

NOW, THEREFORE, in consideration of the premises, the undersigned hereto agree as follows:

i. The undersigned agree that any Statement on Schedule 13D to which this Agreement is attached, and any amendments to such Statement, are filed on behalf of each one of them.

ii. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement and Power of Attorney to be duly executed and delivered on the above indicated date.

                  CML HOLDINGS, LLC,
                  By  QUAESTUS Management Corporation,
                         its Manager

                  By: /s/Terrence Leahy
                      ----------------------
                      Terrence Leahy






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                  QUAESTUS MANAGEMENT CORPORATION

                  By: /s/ Terrence Leahy
                      ----------------------
                      Terrence Leahy


                      /s/ Richard W. Weening
                      ----------------------
                      Richard W. Weening